UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) August 4, 2006
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2006, the Registrant entered into an Executive Employment Agreement with James T. Helton III whereby Mr. Helton shall serve as Executive Vice President, Group Products of the Registrant and of Citizens Security Life Insurance Company and United Liberty Life Insurance Company, each a subsidiary of the Registrant, effective September 1, 2006. The agreement terminates on September 1, 2007, with automatic extension for additional successive periods of one (1) year each unless either the Registrant or Mr. Helton gives at least thirty (30) days prior written notice of termination. Under the agreement, Mr. Helton will be paid an annual base salary of $180,000 and will receive a sign-on bonus in the amount of $150,000 (payable in equal installments on September 1, 2006 and April 1, 2007) as well as a one-time supplemental bonus in the amount of $20,000 on February 1, 2007.  In addition, Mr. Helton shall be eligible to receive an annual premium growth bonus of up to 25% of his base salary and an annual direct margin bonus of up to 25% of his base salary. Registrant will reimburse Mr. Helton for certain expenses incurred by Mr. Helton in relocating from Birmingham, Alabama to Louisville, Kentucky.

If Mr. Helton resigns for Good Reason or is terminated For Convenience of Employer, he will receive a severance benefit in the amount of up to three (3) months salary less any unemployment compensation benefits he may receive, provided, however, that if such termination occurs prior to September 1, 2007 Mr. Helton will receive a severance benefit in the amount of up to five (5) months salary less any unemployment compensation benefits he may receive. Mr. Helton is also entitled to a severance benefit in the amount of three (3) months salary in the event the agreement is terminated by Registrant’s election not to extend the agreement beyond the original or any extended term. For purposes of Mr. Helton’s agreement, “Good Reason” means a breach by the Registrant of the agreement which is not cured by the Registrant within ten (10) days after notice of breach by Mr. Helton. “For Convenience of Employer” means a termination of Mr. Helton’s employment by the Registrant for any reason other than disability or For Cause. “For Cause” means (a) Mr. Helton’s material breach of the agreement, which breach continues for a period of ten (10) days after notice of breach by the Registrant; (b) Mr. Helton’s failure to adhere to any written policy of the Registrant if Mr. Helton has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten (10) day period preceding termination of the agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Registrant or its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Registrant or its subsidiaries; (d) the misappropriation (or attempted misappropriation) of any of the funds or property of the Registrant or its subsidiaries; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

In the event Mr. Helton’s employment is terminated prior to September 1, 2009 upon the Registrant’s election not to extend the agreement, For Cause, upon Mr. Helton’s resignation for other than Good Reason, or For Convenience of Employer, Mr. Helton must repay a portion of the sign-on bonus determined by the number of whole months then remaining until September 1, 2009.

The agreement includes confidentiality, non-competition, non-solicitation and non-interference covenants by Mr. Helton.

A copy of Mr. Helton’s employment agreement is attached hereto as Exhibit 10.33, and is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 4, 2006, the Registrant appointed James T. Helton III as Executive Vice President, Group Products of the Registrant and of Citizens Security Life Insurance Company and United Liberty Life Insurance Company, each a subsidiary of the Registrant, effective September 1, 2006.

Mr. Helton, age 51, was previously employed as a consulting actuary for Covenant Insurance Consulting Services and as Vice President and group actuary for Protective Life Insurance Company. Mr. Helton received a Bachelor of Arts degree in mathematics from Wheaton College.

See the disclosures under Item 1.01 above for the material terms of Mr. Helton’s employment agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.33  Executive Employment Agreement dated August 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: August 4, 2006

By:	/s/ Len E. Schweitzer
Len E. Schweitzer Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.33	Executive Employment Agreement dated August 4, 2006.

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